EXHIBIT 10.1





                                                                PETER W. CARTER
                                                                 (612) 340-5635
                                                              FAX (612) 340-2868
                                                         CARTER.PETER@DORSEY.COM


February 26, 2007



Ligand Pharmaceuticals Incorporated
10275 Science Center Drive
San Diego, CA  92121
Attn:  Warner Broaddus, Esq., General Counsel


     Re: INDEMNITY FUND AGREEMENT WITH LIGAND PHARMACEUTICALS INCORPORATED(THE "COMPANY")



Dear Warner:

         This letter will constitute the agreement between the Company and Dorsey as authorized by the Board of Directors of the Company (the "Board") on December 7, 2006.

         For purposes of this agreement, "Legacy Directors" means, collectively, Henry F. Blissenbach, Alexander D. Cross, John Groom, Irving S. Johnson, John W. Kozarich, Carl Peck and Michael A. Rocca; "Restatement" means the Company's restatement of its consolidated financial statements as of December 31, 2003 and for the years ended December 31, 2003 and 2002, and as of and for the first three quarters of 2004, and for the quarters of 2003; "SEC Investigation" means the SEC's pending investigation regarding certain matters in connection with the Restatement; "Legacy Matters" means, collectively, any matters in connection with the SEC Investigation or other matters relating to the periods covered by the Restatement; and "Legacy Matter Liabilities and Defense Costs" means, collectively, any liabilities and/or defense costs of the Legacy Directors which are a) incurred in connection with the SEC Investigation or other Legacy Matters and b) which the Company is obligated to pay or advance on behalf of the Legacy Directors or other directors named herein under the existing indemnification agreements between the Company and each such director (the "Indemnification Agreements").

         Pursuant to the Board's authorization, Ligand will fund an indemnity fund account to be maintained by Dorsey in an interest-bearing Dorsey trust account in the amount of $10,000,000 (the "Indemnity Fund"). Subject to fulfillment of the prerequisites of the Indemnification Agreements, the Indemnity Fund will be disbursed by Dorsey, on behalf of the Legacy Directors, against any Legacy Matter Liabilities and Defense Costs incurred by the Legacy Directors, including Dorsey's legal fees and disbursements and the fees and disbursements of any other advisor or counsel retained by the Legacy Directors with the consent of the Company or in accordance with the Indemnification Agreements. All disbursements must be made in accordance with the Indemnification Agreements, documented by appropriate invoices which shall be provided to the Company and approved by 1) Dorsey, 2) a representative of the Legacy Directors and 3) a duly authorized officer of the Company; provided, however, that as to any Legacy Matter Liabilities and Defense Costs in connection with the SEC Investigation, the

Company acknowledges the following: (i) the prerequisites of the Indemnification Agreements have been fulfilled; (ii) the Company has determined that the Legacy Directors are entitled to indemnification and advancement under the Indemnification Agreements; (iii) Dorsey has been approved by the Company to represent the Legacy Directors in connection with the SEC Investigation; and
(iv) that Dorsey is authorized to disburse from the Indemnity Fund in connection therewith without receipt of prior approval from the Company.

         In the event that any of the following additional directors of the Company, Daniel S. Loeb, Jeffrey R. Perry, Brigitte Roberts or Jason Aryeh, should incur any Legacy Matter Liabilities or Defense Costs, the Indemnity Fund will also be available, on the terms and conditions outlined in the foregoing paragraph, to be disbursed by Dorsey on behalf of such directors against any Legacy Matter Liabilities or Defense Costs incurred by them.

         The Indemnity Fund will be maintained by Dorsey in an interest-bearing trust account in accordance with Dorsey's customary trust account procedures and Dorsey will provide the Company with a monthly trust account statement which will reflect applications of the Indemnity Fund and the balances remaining from time to time. Dorsey shall pay out interest that accrues in the Indemnity Fund to Ligand on a quarterly basis. Ligand agrees to supplement the Indemnity Fund upon Dorsey's request should it become insufficient to cover Legacy Matter Liabilities and Defense Costs due and required by the Indemnification Agreements to be paid by the Company.

         Upon the earlier of (i) the satisfaction of all Legacy Matter Liabilities and Defense Costs and the resolution of all matters or potential matters involving any Legacy Directors or other Ligand directors named above relating to the SEC Investigation or any other Legacy Matter or (ii) the expiration of twenty-four (24) months after receipt of any written or oral communication initiated by the SEC regarding the SEC Investigation (iii) written communication from the SEC that the SEC Investigation has been discontinued without any unsatisfied Legacy Matter Liabilities or (iv) otherwise by the mutual agreement of the parties to terminate this Agreement, Dorsey will promptly remit the remaining balance of this Indemnity Fund plus accrued interest to Ligand.

         This Agreement is in furtherance of, and not intended to alter, add to or waive any provision of the Indemnification Agreements, except to the extent specifically provided herein. Disbursements from the Indemnity Fund shall in all events be subject to the terms and conditions of the Indemnification Agreements, except to the extent otherwise specifically provided herein. The form of undertaking to be signed by each director as a condition of advancement, as set forth in the Company's bylaws, is attached hereto as EXHIBIT A.

         We greatly appreciate the opportunity to be of service. If you have any questions about these escrow arrangements, please call me. If not, please sign the enclosed copy of this letter and return it in the enclosed envelope and make arrangements to transfer the Indemnity Fund amount to our trust account for which the wire instructions appear below. Please keep the original of this letter for your file.

                                                     Very truly yours,

                                                     /s/ Peter W. Carter

                                                     Peter W. Carter

PWC/skb

Accepted and agreed to:

Ligand Pharmaceuticals Incorporated


By:     /s/ John L. Higgins
Name:   John L. Higgins
Title:  Cheif Executive Office and President


Dorsey Trust Account Wire Instructions:

U.S. Bank National Association
800 Nicollet Mall
Minneapolis, MN  55402

ABA Routing Number:  091000022
Account Number:   1602-3010-8765
Account Name:     Dorsey & Whitney Trust Account
Message:          3819/476635-2

                                   EXHIBIT A


Dated:  ___________, 200_


General Counsel
Ligand Pharmaceuticals Incorporated
10275 Science Center Drive
San Diego, CA  92121


Dear Sir/Madam:


         As a director of Ligand Pharmaceuticals, Incorporated I am entitled to indemnification for liabilities and advancement of expenses incurred in connection with the pending SEC investigation and otherwise for matters relating to the periods covered by the restatement (any such matters, collectively, the "Legacy Matters") of the Company's consolidated financial statements as of December 31, 2003 and for the years ended December 31, 2003 and 2002, and as of and for the first three quarters of 2004 and for the quarters of 2003.

         By this letter, I request that the Company advance any expenses I incur in connection with the Legacy Matters. My signature below confirms that I agree that any advancement by the Company of expenses reasonably incurred on my behalf will be subject to the undertakings and conditions set forth herein. I represent in good faith that I meet the standard of conduct necessary for indemnification under Section 145 of the Delaware General Corporation Law ("Section 145"): (1) to the extent of my involvement in any civil matters that are the subject of the Legacy Matters, that I acted in good faith and in a manner I reasonably believed to be in or not opposed to the best interests of the Company; and (2) to the extent of my involvement in any criminal matters that are the subject of the Legacy Matters, that I had no reasonable cause to believe my conduct was unlawful. Article VII, section 4 of the Company's Bylaws, Section 145 and the Indemnification Agreement between me and the Company ( "Indemnification Agreement") require that, should it ultimately be determined that I am not entitled to be indemnified by the Company as authorized under those provisions, all advance payments made by the Company on my behalf must be repaid to the Company.

         Accordingly, I undertake to repay all amounts advanced by the Company hereunder in connection with the Legacy Matters if, and to the extent, it should ultimately be determined that, with respect to the subject matter of the Legacy Matters, I am not entitled to be indemnified under Article VII of the Company's Bylaws, under the Indemnification Agreement, or otherwise. I further agree that, by advancing defense expenses on my behalf, the Company does not waive or limit any right to recoupment of such expenses from any insurance policies which may be available.




                                                     Very truly yours,



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